UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

ADEPT TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27122	94-2900635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton, CA	94588
(Address of Principal Executive Offices)	(Zip Code)

(925) 245-3400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 16, 2015, Adept Technology, Inc., a Delaware corporation (the “Company”), OMRON Corporation, a Japanese corporation (“Omron”), Omron Management Center of America, Inc., a Delaware corporation and wholly owned subsidiary of Omron (“Parent”), and Hoffman Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock (“Company Stock”) for a purchase price of $13.00 per share, net to the seller thereof, in cash, without interest (the “Offer Price”).

The consummation of the Offer will be conditioned upon (i) at least a majority of all shares of the outstanding Company Stock entitled to vote, together with shares of Company Stock owned by Omron, Parent and Merger Sub, having been validly tendered in accordance with the terms of the Offer (and not validly withdrawn) prior to the expiration of the Offer, (ii) the termination or expiration of the waiting period (and any extension thereof) applicable to the Offer and the Merger (as defined below) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) all approvals or consents required under the antitrust, competition or investment laws of any jurisdiction other than the United States having been granted or provided and (iv) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent pursuant to the procedures provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approval. In the Merger, each outstanding share of Company Stock, other than shares owned by the Company, Omron, Parent or any direct or indirect wholly-owned subsidiary of Omron or Parent (including Merger Sub), or shares with respect to which appraisal rights are properly exercised under Delaware law, will be converted into the right to receive cash in the amount of the Offer Price, subject to any withholding of taxes required by applicable laws.

Under the terms of the Merger Agreement, (i) all outstanding restricted stock units (whether vested or unvested) will be cancelled immediately upon the consummation of the Offer and converted into the right to receive an amount in cash equal to the product of (a) the Offer Price and (b) the number of shares of Company Stock subject to the vested or earned portion of such restricted stock units, such vested or earned portion determined in accordance with the terms and conditions of such restricted stock unit, and (ii) all outstanding options to purchase shares of Company Stock (whether or not vested or exercisable) will be cancelled immediately upon the consummation of the Offer and converted into the right to receive an amount in cash equal to the positive difference between the exercise price of such option and the Offer Price, if any.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to initiate, solicit or encourage any proposals or offers with respect to an Acquisition Proposal (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited bona fide written Acquisition Proposal, provided that (i) the Company’s board of directors determines in good faith, after consultation with its outside counsel and financial advisor, that such Acquisition Proposal constitutes or is reasonably expected to lead to a proposal that is superior to the transactions contemplated by the Merger Agreement and (ii) the Company has complied with certain confidentiality and notice requirements.

The Company’s board of directors is permitted to change its recommendation in favor of the Offer with respect to an Acquisition Proposal if (i) the Company provides Parent with three business days’ written notice indicating that the Company, acting in good faith, believes that the applicable Acquisition Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) and plans to conduct a meeting of the Company’s board of directors for the purpose of considering whether the Acquisition Proposal constitutes a proposal that is superior to the transactions contemplated by the Merger Agreement, and such notice shall also include a copy of such Acquisition Proposal (or, if made orally, a reasonable description of the material terms of such Acquisition Proposal), (ii) the Company’s board of directors makes the determination that the Acquisition Proposal (after taking into account any amendments to the Merger Agreement proposed by Parent) constitutes a proposal that is superior to the transactions contemplated by the Merger Agreement and (iii) the Company’s board of directors concludes in good faith, after consultation with its outside legal counsel, that failing to approve or recommend an agreement with respect to the Acquisition Proposal would be inconsistent with its fiduciary duties under applicable laws. If the Company terminates the Merger Agreement under such circumstances, the Company must pay Parent, concurrently with such termination, a termination fee equal to 3.5% of the total equity value (on a fully-diluted basis) implied by the Offer Price. In addition, this termination fee is payable by the Company to Parent under other specified circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Omron, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.

Forward-Looking Statements

Any statements made concerning the proposed transaction between the Company, Omron, Parent and Merger Sub, the expected timetable for completing the transaction, the successful integration of the business, the benefits of the transaction, future revenue and earnings and any other statements that are not purely historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company, Omron, Parent and their respective subsidiaries, conditions affecting the Company’s, Omron’s or Parent’s customers and suppliers, competitor responses to the Company’s, Omron’s or Parent’s products and services, the overall market acceptance of such products and services, the integration of the businesses and other factors disclosed in the Company’s periodic reports filed with the SEC. Consequently, such forward-looking statements should be regarded as the Company’s and Parent’s current plans, estimates and beliefs. Neither the Company nor Omron, Parent or Merger Sub assume any obligation to update the forward-looking information contained in this report, except as expressly required by law.

Additional Information and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. The tender offer for the outstanding shares of the Company’s common stock described in this report has not commenced. At the time the tender offer is commenced, Omron, Parent and Merger Sub will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s stockholders at no expense to them by the information agent to the tender offer, which will be announced. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2015, the Company’s board of directors adopted amendments to the Company’s bylaws (the “Bylaws”). The following is a summary of the principal changes effected by the amendments:

•	The Bylaws were amended to clarify notice requirements related to nominations and other business to be properly brought before an annual meeting of stockholders.

•	The Bylaws were revised to permit advancement of expenses to directors and officers in connection with the defense or settlement of legal proceedings.

•	The Bylaws were revised to include a forum selection clause for internal corporate claims.

•	Other amendments to the Bylaws were adopted which were either corrective in nature or were conforming changes.

The text of the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 - Other Events.

On September 16, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2015, by and among Adept Technology, Inc., OMRON Corporation, Omron Management Center of America, Inc., and Hoffman Acquisition Corp.

3.1	Amended and Restated Bylaws of Adept Technology, Inc.

99.1	Press Release dated September 16, 2015.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Dated: September 16, 2015

	By:	/s/ Seth Halio
Seth Halio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2015, by and among Adept Technology, Inc., Omron Corporation, Omron Management Center of America, Inc., and Hoffman Acquisition Corp.

3.1	Amended and Restated Bylaws of Adept Technology, Inc.

99.1	Press Release dated September 16, 2015.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.